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                                                                     Exhibit 3.4

                                     BYLAWS
                                       OF
                                  CBD MEDIA LLC
                                  -------------

     The following provisions constitute the Bylaws of CBD MEDIA LLC, a Delaware limited liability company (the "Company"). The capitalized terms used herein, which are not otherwise defined herein, shall have the respective meanings assigned to such terms in the Limited Liability Company Agreement of CBD Media LLC, entered into effective as of March 7, 2002, as such agreement may be amended and/or restated from time to time (collectively, the "LLC Agreement").

                                    ARTICLE I
                                     MEMBERS
                                     -------

     Section 1.1    Annual Meetings

          (a) Generally. The Company shall hold an annual meeting of the Members for the election of directors on such date, and at such time and place as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at such annual meeting.

          (b) Nominations. Nominations of persons for election to the Board of Directors of the Company and the proposal of business to be considered by the Members may be made at an annual meeting of Members (i) pursuant to the Company's notice of meeting delivered pursuant to Section 1.4 of these Bylaws, (ii) by or at the direction of the Chairman of the Board or the Board of Directors, or (iii) by any Member of the Company who is entitled to vote at the meeting, and who was a Member of record at the time such notice is delivered to the Secretary of the Company.

          (c) Failure to Hold Annual Meeting. If there is a failure to hold the annual meeting of the Members for a period of sixty (60) days after the date designated by the Board of Directors therefor, or if no date has been designated, for a period of fifteen (15) months after the organization of the Company or after its last annual meeting, the superior court of the county of the state in which the Company's primary business office is located may summarily order a meeting to be held upon the application of any Member. The court may issue such orders as may be appropriate, including but not limited to, orders designating the time and place of such meeting, the record date for determination of Members entitled to vote at such meeting and the form of notice of such meeting.

     Section 1.2 Special Meetings. Special meetings of Members for any purpose or purposes may be called at any time by (i) the Board of Directors,
(ii) a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers and authority, as expressly provided in a resolution of the Board of Directors, include the power to call such meetings,
(iii) the Chief Executive Officer or the President, (iv) the Chairman of the

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Board, or (v) one or more Members holding membership interests which in the aggregate would entitle such Members to cast not less than twenty percent (20%) of the votes at a meeting of the Members which was called for such purpose or purposes (an "Initiating Member Group"). Only such business as is set forth in the notice of any such special meeting shall be transacted at such special meeting.

     Section 1.3 Procedure for Calling Meeting by the Initiating Member Group. If a special meeting is called by an Initiating Member Group, the request shall be in writing, specifying the time of such meeting (which shall not be less than thirty-five (35) nor more than sixty (60) days after the delivery date of notice of such meeting) and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board, the President, any Vice President, or the Secretary of the Company. The officer receiving the request shall cause notice to be promptly given to the Members, in accordance with the provisions of Section 1.4, that a meeting will be held at the time requested by the person or persons calling the meeting. If the notice is not given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this
Section 1.3 shall be construed as limiting, fixing or affecting the time when a meeting of Members called by action of the Board of Directors or a committee of the Board of Directors may be held.

     Section 1.4 Notice of Meetings. Whenever Members are required or permitted to take any action at a meeting, a written notice of the meeting shall be given that shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, and, in the case of an annual meeting, those matters which the Board of Directors intends to present for action by the Members. The notice of any meeting at which directors are to be elected shall include the names of any nominees who the Board of Directors intends to present for election by the Members. Unless otherwise provided by law, the LLC Agreement or these Bylaws, the written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each Member entitled to vote at such meeting. Notice of a meeting of the Members shall be given by any of the following methods: (i) personal delivery, (ii) overnight commercial carrier, (iii) United States mail, postage prepaid, addressed to each Member at such Member's address as it appears on the records of the Company, or if no such address appears on the records of the Company by publication at least once in a newspaper of general circulation in the county in which the principal office of the Company is located, (iv) facsimile, or (v) secure electronic transmission. Any such notice shall be deemed received and effective upon the earlier of (i) if personally delivered, the date of delivery to the address of the Member as it appears on the records of the Company, (ii) if delivered by overnight commercial carrier, one (1) day following the receipt of such notice by such carrier from the sender, as shown on the sender's delivery invoice from such carrier, (iii) if mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the Member at such Member's address as it appears on the records of the Company, (iv if given by, facsimile or secure electronic transmission, when sent.

     Section 1.5 Adjournments. Any meeting of Members, annual or special, whether or not a quorum is present, may adjourn to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at

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the meeting at which the adjournment is taken. At the adjourned meeting the
Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting.

     Section 1.6 Quorum. Except as otherwise provided by law, the LLC Agreement or these Bylaws, at each meeting of Members the presence in person or by proxy of holders of a majority in voting power of the outstanding membership interests entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the Members so present may, by majority vote, adjourn the meeting from time to time in the manner provided in
Section 1.5 of these Bylaws until a quorum shall attend.

     The Members present at a duly called meeting of the Members at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of Members such that less than a quorum is present, if any action is approved by at least a majority of the outstanding membership interests required to constitute a quorum.

     Section 1.7 Organization. Meetings of Members shall be presided over by the Chairman of the Board, if any, or in his or her absence by the Vice Chairman of the Board, if any, or in his or her absence by the President or Chief Executive Officer, or in his or her absence by a Vice President, or in the absence of the foregoing persons by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

     Section 1.8 Voting; Proxies. Except as otherwise provided by the LLC Agreement or these Bylaws, each Member shall be entitled to one (1) vote for each one percent of membership interest such Member holds in the Company. Each Member entitled to vote at a meeting of Members or to express consent or dissent to action by the Company in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A Member may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the Company. Voting at meetings of Members need not be by written ballot; provided, however, that any election for directors must be by ballot if demanded by any Member at the meeting before the election has begun. All elections and questions at a duly called meeting at which a quorum is present shall, unless otherwise provided by law, the LLC Agreement or these Bylaws, be decided by the affirmative vote of the holders of a majority in voting power of the outstanding membership interests which are present in person or represented by proxy at the meeting and entitled to vote thereon. Members shall not be entitled to cumulate votes for the election of directors.

     Section 1.9 Fixing Date for Determination of Members of Record. In order that the Company may determine the Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or to express consent to limited liability company action in writing

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without a meeting, or entitled to receive payment of any distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of membership interests or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (i) in the case of determination of Members entitled to vote at any meeting of Members or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (ii) in the case of determination of Members entitled to express consent to limited liability company action in writing without a meeting, shall not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (iii) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (i) the record date for determining Members entitled to notice of or to vote at a meeting of Members shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining Members entitled to express consent to limited liability company action in writing without a meeting, when no prior action of the Board of Directors is required by law or the LLC Agreement, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company in accordance with applicable law, or, if prior action by the Board of Directors is required by law or the LLC Agreement, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (iii) the record date for determining Members for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of Members of record entitled to notice of or to vote at a meeting of Members shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 1.10 Membership Interest Registry. Except as otherwise provided by law, the registry of membership interests maintained or caused to be maintained by the Company shall be the only evidence as to the identity of the Members entitled to examine such registry or the books of the Company, or to vote in person or by proxy at any meeting of Members. The Company shall be entitled to treat the holder of record of any membership interests as the holder in fact and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in any membership interests on the part of any other person, whether or not it shall have express or other notice, except as otherwise provided in the LLC Agreement. Until a transfer is duly effected in accordance with the LLC Agreement, the Company shall not be affected by any notice of any transfer, either actual or constructive. Nothing herein shall impose upon the Company, the Board of Directors, the officers or their respective agents and representatives a duty, or limit their rights, to inquire as to the actual ownership of membership interests.

     Section 1.11 Action by Consent of Members. Unless otherwise restricted by the LLC Agreement, any action required or permitted to be taken at any annual or special meeting of the Members may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by outstanding membership interests having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all membership interests entitled to vote upon such action or actions were present and voted and shall be delivered (by any method used

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for a notice of a meeting of Members under Section 1.4 hereof) to the Company by delivery to its principal place of business, or an officer or agent of the Company having custody of the book in which minutes of proceedings of Members are recorded. Any Member (or such Member's proxy holders) giving a written consent may revoke such written consent by a writing delivered to the Secretary of the Company before written consents of the membership interests required to authorize the proposed action have been delivered to the Company in accordance with this Section 1.11. Prompt notice of the taking of the limited liability company action without a meeting by less than unanimous written consent shall be given to those Members who have not consented in writing.

     Section 1.12 Inspectors of Election; Opening and Closing the Polls. The Company may, and shall if required by law, in advance of any meeting of Members, appoint one (1) or more inspectors of election, who may be employees of the Company, to act at the meeting or any adjournment thereof and to make a written report thereof. The Company may designate one (1) or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of Members, the person presiding at the meeting shall appoint one (1) or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the membership interests of the Company outstanding and the voting power of each such membership interest, (ii) determine the membership interests of the Company represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the membership interests of the Company represented at the meeting and such inspectors' count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of Members of the Company, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election. The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the Members will vote at a meeting.

     Section 1.13 Conduct of Meetings. The Board of Directors of the Company may adopt by resolution such rules and regulations for the conduct of the meeting of Members as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the Chairman of any meeting of Members shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to Members of record of the Company, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time

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allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of Members shall not be required to be held in accordance with the rules of parliamentary procedure.

                                   ARTICLE II
                               BOARD OF DIRECTORS
                               ------------------

     Section 2.1 General Powers. Subject to the LLC Agreement and these Bylaws, the business and affairs of the Company shall be managed by or under the direction and control of its Board of Directors. Notwithstanding the foregoing, the preceding sentence shall not authorize the Board of Directors to take any action on behalf of or in the name of the Company which the Board of Directors is required to submit to the Members for approval prior to the Board of Director's attainment of such approval. The Board of Directors may delegate the management of the day-to-day operation of the Company to a third party provided that the business and affairs of the Company shall be managed and all powers shall be exercised under the ultimate direction of the Board of Directors.

     Section 2.2 Number and Qualification of Directors. The Board of Directors shall consist of three (3) directors.

     Section 2.3 Election; Resignation; Removal; Vacancies. A majority of the Members shall be entitled to elect all of the directors. The Board of Directors shall initially consist of the persons elected as directors by the authorized person who formed the Company, and each director so elected shall hold office until the first annual meeting of Members or until his or her successor is elected and qualified. At the first annual meeting of Members and at each annual meeting thereafter, the Members shall elect directors each of whom shall hold office for a term of one year or until his or her successor is elected and qualified. Any director may resign at any time upon written notice to the Company. Any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of Members, and each director so elected shall hold office until the expiration of the term of office of the director whom such director has replaced or until his or her successor is elected and qualified. Unless otherwise provided in any of the LLC Agreement or these Bylaws or by law, any director or the entire Board of Directors may be removed, with or without cause, by the affirmative vote of the Members holding a majority of the membership interests then entitled to vote at an election of directors.

     Section 2.4 Regular Meetings. Regular meetings of the Board of Directors may be held at such places and at such times as the Board of Directors may from time to time determine, and if so determined notices thereof need not be given; provided, however, that nothing set forth herein or in the LLC Agreement shall require the Board of Directors to have regular meetings or any other meeting.

     Section 2.5 Special Meetings. Special meetings of the Board of Directors may be held at any time or place whenever called by the President or Chief Executive Officer, any Vice President, the Secretary, or by any member of the Board of Directors. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at

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least twenty-four (24) hours before the special meeting and shall be delivered personally or sent by registered mail, telegraphic or other facsimile transmission or secure electronic transmission.

     Section 2.6 Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to these Bylaws shall constitute presence in person at such meeting.

     Section 2.7 Quorum; Vote Required for Action. At all meetings of the Board of Directors, a majority of the whole Board of Directors shall constitute a quorum for the transaction of business. Except in cases in which the LLC Agreement or these Bylaws or applicable law otherwise provides, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     Section 2.8 Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his or her absence by the Vice Chairman of the Board, if any, or in his or her absence by the President or Chief Executive Officer, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

     Section 2.9 Action by Directors. Unless otherwise restricted by the LLC Agreement or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if a majority of the members of the Board of Directors or such committee, as the case may be, that would be necessary to authorize or take such action at a meeting at which all members of the Board of Directors, or any committee thereof, as the case may be, entitled to vote thereon were present and voted, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

     Section 2.10 Fees and Compensation. No director on the Board of Directors shall be entitled to be paid any fees and/or compensation as consideration for serving on the Board of Directors; provided, however, any director shall be reimbursed for any expenses approved by the Board of Directors or authorized by the LLC Agreement.

                                   ARTICLE III
                                   COMMITTEES
                                   ----------

     Section 3.1 Committees. The Board of Directors may, by resolution passed by a majority of the Board of Directors, designate one (1) or more committees, each committee to consist of such individuals as are selected by the Board of Directors. The Board of Directors may designate one (1) or more individuals as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in

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place of any such absent or disqualified member. Any such committee, to the extent not expressly prohibited by law, and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

     Section 3.2 Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these Bylaws.

                                   ARTICLE IV
                                    OFFICERS
                                    --------

     Section 4.1 Officers. The officers of the Company shall be a Chairman of the Board and a Secretary (who shall be appointed from the members of the Board), a Chief Executive Officer and/or President, a Chief Financial Officer and such other officers as may be appointed in accordance with the provisions of
Section 4.3 of these Bylaws. Any number of offices may be held by the same person. The compensation of all officers shall be fixed by the Board of Directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the Company.

     Section 4.2 Election of Officers. The officers of the Company shall be chosen by the Board of Directors, and each shall serve at the pleasure of the Board of Directors, subject to the rights, if any, of an officer under any contract of employment.

     Section 4.3 Subordinate Officers. The Board of Directors may appoint such other officers as the business of the Company may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in the LLC Agreement, these Bylaws or as the Board of Directors may from time to time determine.

     Section 4.4 Removal and Resignation of Officers. Any officer may be removed, either with or without cause, by the Board of Directors at any regular or special meeting of the Board of Directors, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

     Any officer may resign at any time by giving written notice to the Company. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any removal or resignation is without prejudice to the rights, if any, of the removed or resigned officer and the Company under any employment or other contract to which that officer is a party.

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     Section 4.5    Vacancies in Offices. A vacancy in any office because of
death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to that office.

     Section 4.6 Chairman of the Board. The Chairman of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time prescribed by the LLC Agreement or these Bylaws. If there is no President, the Chairman of the Board shall in addition be the chief executive officer of the Company and shall have the powers and duties prescribed in
Section 4.7 of this Article IV.

     Section 4.7 Chief Executive Officer/President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the chief executive officer of the Company and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the Company. In the absence of the Chairman of the Board, or if there be none, he or she shall preside at all meetings of the Members and at all meetings of the Board of Directors. In addition to the general powers and duties of management usually vested in the office of president of a corporation formed under the Delaware General Corporation Law, the President shall have such other powers and duties as may be prescribed by the Board of Directors, the LLC Agreement or these Bylaws.

     Section 4.8 Vice Presidents. In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, the LLC Agreement, these Bylaws, the President or the Chairman of the Board.

     Section 4.9 Secretary. The Secretary shall keep or cause to be kept, at the principal office of the Company or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and Members, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at directors' meetings, the membership interests present or represented at Members' meetings, and the proceedings thereof.

     The Secretary shall keep, or cause to be kept, at the principal office of the Company or at the office of the Company's transfer agent or registrar, if any, as determined by resolution of the Board of Directors, a register, or a duplicate register, showing the names of all Members and their addresses, the number and classes of membership interests held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

     The Secretary shall give, or cause to be given, notice of all meetings of the Members and of the Board of Directors required by these Bylaws to be given, and shall have such other powers

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and perform such other duties as may be prescribed by the Board of Directors, the LLC Agreement, the Bylaws, the President or the Chairman of the Board.

     Section 4.10 Chief Financial Officer. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Company, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and membership interests. The books of account shall at all reasonable times be open to inspection by any director.

     The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the Company with such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Company as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the Company, and shall have other powers and perform such other duties as may be prescribed by the Board of Directors, the LLC Agreement, these Bylaws, the President or the Chairman of the Board.

     Section 4.11 Absence or Disability of Officers. In the case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in such officer's place during such officer's absence or disability, the Board of Directors may delegate the powers and duties of such officer to any officer or to any director, or to any other person who it may select.

                                    ARTICLE V
                           UNIT OF MEMBERSHIP INTEREST
                           ---------------------------

     Section 5.1 Certificates. Every Member shall be entitled to have a certificate, in such form as may from time to time be prescribed by the Board of Directors, signed by or in the name of the Company by the Chairman of the Board or the President or a Vice President of the Company certifying the membership interests of any series or class owned by him or her in the Company. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue.

     Section 5.2 Lost, Stolen or Destroyed Certificates; Issuance of New Certificates. The Company may issue a new certificate representing membership interests of any class or series in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Company may require the owner of the lost, stolen or destroyed certificate, or his or her legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                   ARTICLE VI
                                 MISCELLANEOUS
                                 -------------

     Section 6.1 Waiver of Notice of Meetings of Members, Directors and Committees. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any annual/regular or special meeting of the Members, directors, or members of a committee of directors need be specified in any written waiver of notice.

     Section 6.2 Form of Records. Any records maintained by the Company in the regular course of its business, including its share registry, books of account, and minute books, may be kept electronically or may be in the form of magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time.

     Section 6.3 Interested Directors; Quorum. No contract or transaction between the Company and one (1) or more of its directors, committee members or officers, or between the Company and any other Company, partnership, association, or other organization in which one (1) or more of its directors, committee members or officers are directors, committee members or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director, committee member or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors or disinterested committee members, even though the disinterested directors or disinterested committee members be less than a quorum; or (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Members entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the Members; or
(iii) the contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the Members. Common or interested directors or committee members may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

     Section 6.4 Execution of Company Instruments. All checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness, issued in the name of or payable to the Company, shall be signed or endorsed by such person or persons and in such manner as from time to time shall be determined by resolution of the Board of Directors.

     Section 6.5 Company Contracts and Instruments; How Executed. The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Company, and this authority may be general or confined to specific instances; and, unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

     Section 6.6 Amendment of Bylaws. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted only upon the approval of a majority of the outstanding membership interests.

                            CERTIFICATE OF SECRETARY
                            ------------------------

     I HEREBY CERTIFY that I am the duly elected, qualified and acting Secretary of CBD Media LLC, and that the above and foregoing Bylaws were adopted as the Bylaws of said Company on the 7th day of March, 2002, by the Board of Directors of the Company.

     IN WITNESS WHEREOF, I have hereunto set my hand as of this 7th day of March, 2002.


                                                     /s/  Benjamin Coughlin
                                                --------------------------------
                                                   Benjamin Coughlin, Secretary